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                                                                    EXHIBIT 11.1
                         U.S. OFFICE PRODUCTS COMPANY
        STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



Primary earnings per share:

                                                     Three Months Ended
                                                   ----------------------
                                                   July 27,      July 31,
                                                     1996          1995
                                                   --------      --------
Net income (loss)                                  $  7,504      $ (4,119)
                                                   --------      --------
                                                   --------      --------
Weighted average shares outstanding                  37,292        22,468

Common stock equivalents from stock options           1,166
                                                   --------      --------
Total weighted average shares outstanding            38,458        22,468
                                                   --------      --------
                                                   --------      --------
Net income (loss) per share                         $   .20       $  (.18)
                                                   --------      --------
                                                   --------      --------


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